AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT


     THIS AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT (this "Amendment") is made and entered into as of the 15th day of August, 1996, between P.C. CENTER LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller") and PARKWAY COMMERCE CENTER, LTD., a Florida limited partnership ("Purchaser").

                             W I T N E S S E T H:

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale entered into as of August 13, 1996 (the "Original Agreement"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the "Property" (as defined in the Original Agreement);

     WHEREAS, pursuant to the Original Agreement Seller and Purchaser entered into that certain Escrow Agreement, dated August 13, 1996 (the "Escrow Agreement"); and

     WHEREAS, Seller and Purchaser now desire to amend the Original Agreement and the Escrow Agreement pursuant to the terms and provisions set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and mutual agreements contained herein, the payment of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Escrow Agent agree that the Original Agreement and the Escrow Agreement are amended as follows:

     1. All capitalized terms used in this Amendment, to the extent not otherwise expressly defined herein, shall have the same meanings ascribed to such terms in the Original Agreement.

     2. The name "STROOCK & STROOCK & LAVAN" is hereby deleted from the fourth line of the Escrow Agreement and "FIRST AMERICAN TITLE INSURANCE COMPANY" is hereby inserted in lieu thereof.

     3. Page 3 of the Escrow Agreement is hereby revised to delete the address set forth therein for the Escrow Agent and to insert in lieu thereof the following:

          "First American Title Insurance Company
          3001 S.W. 3rd Avenue, Suite 200
          Miami, Florida 33129
          (305) 858-7233
          (305) 858-1847 (FAX)
          Attention: Joseph D. Rishel".

     4. The reference to "Title Insurer" in the third line of Paragraph 2.2 of the Original Agreement is hereby deleted and "Escrow Agent (as such term is defined in the Escrow Agreement)" is hereby inserted in lieu thereof.
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     5.   The 22nd line of Paragraph 7.2 of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
"the representation or warranty expressly contained in Paragraph 16.2 subsection (iv) herein, to the extent such representation or warranty relates to the environmental condition of the Property, Purchaser hereby releases Seller and".

     6. The introductory sentence to Paragraph 9.2 of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: "On the day which is one day prior to the Closing Date, Seller shall deliver to Stroock & Stroock & Lavan, as agent for Title Insurer the following:"

     7.   The word "and" is hereby deleted from the fifteenth line of Paragraph
16.2 of the Original Agreement.

     8. The period at the end of Paragraph 16.2 of the Original Agreement is hereby deleted and the following is hereby inserted at the end of Paragraph
16.2 of the Original Agreement: "; and (viii) Seller hereby represents and warrants to Purchaser that Seller has the full right, power and authority to execute this Agreement and consummate the transactions contemplated herein, that the execution and delivery of this Agreement and the delivery of the documents contemplated herein in connection with the Closing by Seller have been duly authorized by Seller, and that Parkway Commerce Center Partners, Inc. is the general partner of Seller and is authorized to take all actions contemplated in connection with the transaction contemplated herein."

     9. Paragraph 16.3 of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: "Purchaser hereby represents and warrants to Seller that Purchaser has the full right, power and authority to execute this Agreement and consummate the transactions contemplated herein, that the execution and delivery of this Agreement and the delivery of the documents contemplated herein in connection with the Closing by Purchaser have been duly authorized by Purchaser, and that Adler PCC, Inc. is the general partner of Purchaser and is authorized to take all actions contemplated in connection with the transaction contemplated herein.

     10. By its execution of this Amendment, and in accordance with the terms of Paragraph 16.5, Purchaser hereby agrees to the terms of the two lease proposals attached hereto as Exhibit A-1 for tenants Motorola and Gribetz International and hereby authorizes Seller to enter into leases substantially in accordance with the terms set forth on Exhibit A-1.

     11. By its execution of this Amendment, Purchaser acknowledges receipt of that certain letter dated August 9, 1996 from Alan M. Gainsborg of Colliers Lehrer International, Inc. to Phillip Schechter (the "Correspondence") and further acknowledges receipt of the fire inspection reports attached thereto. Purchaser and Seller hereby agree that the Fire Inspection Reports attached thereto shall be attached to Exhibit N of the Original Agreement.
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     12.  Purchaser and Seller hereby agree that (i) the Rent Roll attached to the Correspondence shall be attached to the Agreement as Exhibit L in lieu of the current Exhibit L, and (ii) the Service Contract List attached to the Correspondence shall be attached to the Agreement as Exhibit H in lieu of the current Exhibit H.

     13. By its execution of this Amendment, Purchaser hereby acknowledges and agrees that Purchaser's signature block on page 18 of the Original Agreement and page 4 of the Escrow Agreement are hereby amended to reflect that Michael Adler has signed in his capacity as the President of Adler PCC, Inc., general partner of Parkway Commerce Center, LTD., a Florida limited partnership.

     14. Except as amended herein, the terms and conditions of the Original Agreement and the Escrow Agreement shall continue in full force and effect and are hereby ratified in their entirety.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     15. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Executed as of the date first written above.

                         SELLER:

                         P.C. CENTER LIMITED PARTNERSHIP, an Illinois limited partnership

                         By:  Parkway Commerce Center Partners, Inc.,
                              an Illinois corporation, its general partner


                              By:  /s/ James E. Mendelson
                                   ----------------------------------------
                              Name:    James E. Mendelson
                                   ----------------------------------------
                              Its:     Authorized Agent
                                   ----------------------------------------


                         PURCHASER:

                         PARKWAY COMMERCE CENTER, LTD., a Florida limited partnership

                         By:  Adler PCC, Inc. its general partner


                              By:  /s/ Michael M. Alder
                                   ----------------------------------------
                              Name:    Michael M. Alder
                                   ----------------------------------------
                              Its:     President
                                   ----------------------------------------
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